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                                                                    EXHIBIT 23.2

                                 HOULIHAN LOKEY HOWARD & ZUKIN
                       -----------------------------------------------
                              A SPECIALTY INVESTMENT BANKING FIRM

February 27, 1997

To the Board of Directors of
WMS Hotel Corporation

We consent to i) the attachment of our solvency opinion letter as an Annex to the Form 10 for WMS Hotel Corporation and ii) use of our firm's name and description of our solvency opinion and analysis prepared in connection with WMS Hotel Corporation's proposed spin off from WMS Industries Inc.

Very truly yours,

HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.


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